EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT



              PSC Scanning Systems Inc. (100% owned by the Company)
                          and incorporated in New York

             Photographic Sciences GmbH (100% owned by the Company)
                           and incorporated in Germany

                PSC Bar Code Limited (100% owned by the Company)
                     and incorporated in the United Kingdom

            PSC Foreign Sales Corporation (100% owned by the Company)
                   and incorporated in the U.S. Virgin Islands

               LazerData Holdings Inc. (100% owned by the Company)
                          and incorporated in New York

          LazerData Corporation (100% owned by LazerData Holdings Inc.)
                           and incorporated in Florida

           Instaread Corporation (100% owned by LazerData Corporation)
                           and incorporated in Florida

                   PSC S.A., Inc. (100% owned by the Company)
                          and incorporated in New York